Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

HOST HOTELS & RESORTS, L.P.

(Exact name of obligor as specified in its charter)

Delaware	52-2095412
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Additional Registrants

Names of Additional Registrants	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
HMH Rivers, L.P.	Delaware	52-2126158
HMH Marina LLC	Delaware	26-4511519
HMC SBM Two LLC	Delaware	52-2095412
HMC PLP LLC	Delaware	52-2095412
HMC Retirement Properties, L.P.	Delaware	52-2126159
HMH Pentagon LP	Delaware	52-2095412
Airport Hotels LLC	Delaware	52-2095412
HMC Capital Resources LP	Delaware	26-4510555
YBG Associates LP	Delaware	52-2059377
Host Park Ridge LLC	Delaware	52-2095412
Host of Boston, Ltd.	Massachusetts	59-0164700
Host of Houston, Ltd.	Texas	52-1874039
Host of Houston 1979 LP	Delaware	95-3552476
Philadelphia Airport Hotel LLC	Delaware	52-2095412
HMC Suites LLC	Delaware	26-4511316
HMC Suites Limited Partnership	Delaware	52-1632307
Wellsford-Park Ridge HMC Hotel Limited Partnership	Delaware	52-6323494
HMC Burlingame LLC	Delaware	26-4510338
HMC Grand LP	Delaware	52-2285954
HMC Hotel Development LP	Delaware	52-2095412
HMC Mexpark LLC	Delaware	52-2095412
HMC Polanco LLC	Delaware	52-2095412

HMC NGL LLC	Delaware	52-2095412
HMC OLS I L.P.	Delaware	52-2095412
HMC Seattle LLC	Delaware	52-2095412
Host Swiss GP LLC	Delaware	52-2095412
HMH Restaurants LP	Delaware	26-4511601
HMH Rivers LLC	Delaware	52-2095412
HMH WTC LLC	Delaware	52-2095412
Host La Jolla LLC	Delaware	52-2095412
City Center Hotel Limited Partnership	Minnesota	41-1449758
PM Financial LLC	Delaware	52-2095412
PM Financial LP	Delaware	52-2131022
HMC Chicago LLC	Delaware	52-2095412
HMC Desert LLC	Delaware	26-4510605
HMC Diversified LLC	Delaware	52-2095412
HMC Properties I LLC	Delaware	52-2095412
HMC Potomac LLC	Delaware	52-2095412
HMC Manhattan Beach LLC	Delaware	26-4510718
Chesapeake Hotel Limited Partnership	Delaware	52-1373476
HMH General Partner Holdings LLC	Delaware	26-4521901
S.D. Hotels LLC	Delaware	26-4522361
HMC Gateway LP	Delaware	52-2095412
HMC Market Street LLC	Delaware	52-2095412
New Market Street LP	Delaware	52-2131023
Host Times Square LP	Delaware	52-2095412
Times Square GP LLC	Delaware	52-2095412
HMC Atlanta LLC	Delaware	52-2095412
Ivy Street LLC	Delaware	52-2095412

HMC Georgia LLC	Delaware	52-2095412
HMC SFO LP	Delaware	26-4511255
Market Street Host LLC	Delaware	52-2091669
HMC Property Leasing LLC	Delaware	52-2095412
HMC Host Restaurants LLC	Delaware	52-2095412
Durbin LLC	Delaware	52-2095412
HMC HT LP	Delaware	52-2095412
HMC OLS I LLC	Delaware	52-2095412
HMC OLS II L.P.	Delaware	52-2095412
HMC/Interstate Manhattan Beach, L.P.	Delaware	52-2033807
Ameliatel LP	Delaware	58-1861162
HMC Amelia II LLC	Delaware	52-2095412
Rockledge Hotel LLC	Delaware	52-2095412
HMC Copley LP	Delaware	52-2095412
HMC Headhouse Funding LLC	Delaware	52-2095412
Ivy Street Hopewell LLC	Delaware	52-2095412
HMC Diversified American Hotels, L.P.	Delaware	52-1646207
Potomac Hotel Limited Partnership	Delaware	52-1240223
HMC AP GP LLC	Delaware	52-2171352
HMC AP LP	Delaware	52-2171371
HMC AP Canada Company	Nova Scotia, Canada	89-8505540
HMC Toronto Airport GP LLC	Delaware	52-2187400
HMC Toronto Airport LP	Delaware	52-2187401
HMC Toronto EC GP LLC	Delaware	52-2187402
HMC Toronto EC LP	Delaware	52-2187404
HMC Charlotte GP LLC	Delaware	52-2171369
HMC Charlotte LP	Delaware	52-2171370

HMC Charlotte (Calgary) Company	Nova Scotia, Canada	86-9552752
Calgary Charlotte Holdings Company	Nova Scotia, Canada	98-0588872
HMC Grace (Calgary) Company	Nova Scotia, Canada	87-1258026
HMC Maui LP	Delaware	52-2095412
Calgary Charlotte Partnership	Alberta, Canada	98-0588875
HMC Chicago Lakefront LLC	Delaware	52-2095412
HMC East Side LLC	Delaware	52-2171365
HMC Kea Lani LP	Delaware	52-2095412
East Side Hotel Associates, L.P.	Delaware	52-1892518
HMC O’Hare Suites Ground LP	Delaware	52-2095412
HMC Toronto Air Company	Nova Scotia, Canada	89-4596683
HMC Toronto EC Company	Nova Scotia, Canada	12-1597207
HMC Lenox LP	Delaware	52-2095412
Host Realty Partnership, L.P.	Delaware	95-4509413
Host Houston Briar Oaks, L.P.	Delaware	86-0901342
Cincinnati Plaza LLC	Delaware	91-1128920
Host Cincinnati II LLC	Delaware	86-0944822
Host Cincinnati Hotel LLC	Delaware	86-0944821
Host Financing LLC	Delaware	86-0834172
Host Fourth Avenue LLC	Delaware	52-2095412
Host Indianapolis I LP	Delaware	86-0877687
Host Los Angeles LP	Delaware	95-4591657
Host Mission Hills II LLC	Delaware	86-0944817
Host Mission Hills Hotel LP	Delaware	86-0944816
Host Needham II LLC	Delaware	86-0944813
Host Needham Hotel LP	Delaware	86-0944812
Host Realty LLC	Delaware	58-2437600

Host Realty Hotel LLC	Delaware	58-2437602
Host Waltham II LLC	Delaware	86-0944811
Host Waltham Hotel LP	Delaware	86-0944810
HST LT LLC	Delaware	52-2095412
HST I LLC	Delaware	52-2095412
South Coast Host Hotel LP	Delaware	91-0902540
Starlex LP	Delaware	95-4534810
Airport Hotels Houston LLC	Delaware	52-2095412
BRE/Swiss LP	Delaware	13-3955642
HHR Assets LLC	Delaware	52-2095412
HHR Harbor Beach LLC	Delaware	52-2095412
HHR Holdings Cooperatief U.A.	The Netherlands	52-2095412
HHR Lauderdale Beach Limited Partnership	Delaware	52-2095412
HHR Singer Island GP LLC	Delaware	52-2095412
HHR Singer Island Limited Partnership	Delaware	52-2095412
HHR WRN GP LLC	Delaware	52-2095412
HHR WRN Limited Partnership	Delaware	52-2095412
HMC Cambridge LP	Delaware	52-2095412
HMC McDowell LP	Delaware	90-0197916
HMC Reston LP	Delaware	26-3876666
Host Atlanta Perimeter Ground GP LLC	Delaware	52-2095412
Host Atlanta Perimeter Ground LP	Delaware	52-2095412
Host Cambridge GP LLC	Delaware	52-2095412
Host Capitol Hill LLC	Delaware	20-5304861
Host City Center GP LLC	Delaware	52-2095412
Host Copley GP LLC	Delaware	52-2095412
Host Dallas Quorum Ground GP LLC	Delaware	52-2095412

Host Dallas Quorum Ground LP	Delaware	52-2095412
Host GH Atlanta GP LLC	Delaware	52-2095412
Host Grand GP LLC	Delaware	52-2095412
Host Indianapolis GP LLC	Delaware	52-2095412
Host Indianapolis Hotel Member LLC	Delaware	52-2095412
Host Indianapolis LP	Delaware	52-2095412
Host Kea Lani GP LLC	Delaware	52-2095412
Host Kierland GP LLC	Delaware	52-2095412
Host Kierland LP	Delaware	52-2095412
Host Lenox Land GP LLC	Delaware	52-2095412
Host Los Angeles GP LLC	Delaware	52-2095412
Host Maui GP LLC	Delaware	52-2095412
Host McDowell GP LLC	Delaware	52-2095412
Host Moscone GP LLC	Delaware	52-2095412
Host NY Downtown GP LLC	Delaware	52-2095412
Host O’Hare Suites Ground GP LLC	Delaware	52-2095412
Host OP BN GP LLC	Delaware	52-2095412
Host Pentagon GP LLC	Delaware	52-2095412
Host Restaurants GP LLC	Delaware	52-2095412
Host Reston GP LLC	Delaware	52-2095412
Host SFO GP LLC	Delaware	52-2095412
Host South Coast GP LLC	Delaware	52-2095412
Host Tampa GP LLC	Delaware	52-2095412
Host Times Square GP LLC	Delaware	52-2095412
Host WNY GP LLC	Delaware	52-2095412
IHP Holdings Partnership LP	Pennsylvania	23-2906092
Pacific Gateway, Ltd.	California	33-0093873

HHR Rio Holdings LLC	Delaware	52-2095412

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland (Address of principal executive offices)	20817 (Zip code)

6% Series V Senior Notes due 2020

Guarantees of 6% Series V Senior Notes due 2020

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 30th day of November, 2010.

THE BANK OF NEW YORK MELLON

By:	/S/ SHERMA THOMAS
	Name:	SHERMA THOMAS
	Title:	SENIOR ASSOCIATE

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2010, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,892,000
Interest-bearing balances	71,640,000
Securities:
Held-to-maturity securities	3,857,000
Available-for-sale securities	55,342,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	18,000
Securities purchased under agreements to resell	778,000
Loans and lease financing receivables:
Loans and leases held for sale	16,000
Loans and leases, net of unearned income	24,990,000
LESS: Allowance for loan and lease losses	517,000
Loans and leases, net of unearned income and allowance	24,473,000
Trading assets	8,311,000
Premises and fixed assets (including capitalized leases)	1,140,000
Other real estate owned	7,000
Investments in unconsolidated subsidiaries and associated companies	916,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,371,000
Other intangible assets	1,852,000

Other assets	13,262,000

Total assets	190,875,000

LIABILITIES
Deposits:
In domestic offices	64,871,000
Noninterest-bearing	34,508,000
Interest-bearing	30,363,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	80,811,000
Noninterest-bearing	2,198,000
Interest-bearing	78,613,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	3,192,000
Securities sold under agreements to repurchase	27,000
Trading liabilities	9,222,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	2,228,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	11,236,000

Total liabilities	175,077,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,565,000
Retained earnings	6,545,000
Accumulated other comprehensive income	-809,000
Other equity capital components	0
Total bank equity capital	15,436,000
Noncontrolling (minority) interests in consolidated subsidiaries	362,000
Total equity capital	15,798,000

Total liabilities and equity capital	190,875,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

     Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Robert P. Kelly Gerald L. Hassell Catherine A. Rein	Directors